                                                                  EXHIBIT 10.8

                      RESTRICTED STOCK PURCHASE AGREEMENT


         THIS RESTRICTED STOCK PURCHASE AGREEMENT(this "Agreement") is made as of March 6, 1996 (the "Effective Date") by and between JT STORAGE, INC., a Delaware corporation ("JT Storage"), and DAVID T. MITCHELL ("Purchaser"), with reference to the following:

                                    RECITALS

         A. JT Storage desires to advance its growth, development and financial success by providing additional incentives to its key executive personnel by assisting them to acquire shares of JT Storage's common stock (the "Common Stock"), and to benefit directly from JT Storage's growth, development and financial success.

         B. JT Storage desires to sell to Purchaser on the Effective Date, and Purchaser desires to subscribe for and purchase from JT Storage at such time, certain shares of Common Stock as set forth in this Agreement.

         C. In order to induce JT Storage to sell such shares, Purchaser desires to have such shares subject to the restrictions and interests created by this Agreement.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and mutual covenants and conditions contained herein, the parties agree as follows:

         1. SALE AND PURCHASE OF STOCK. JT Storage hereby agrees to sell to Purchaser, subject to the conditions and restrictions contained in this Agreement, and Purchaser hereby agrees to purchase from JT Storage, 1,000,000 shares (the "Shares") of Common Stock at a price of $1.00 per Share for an aggregate purchase price of $1,000,000 (the "Purchase Price"). Purchaser shall pay the Purchase Price by issuing a secured promissory note attached hereto as Exhibit A (the "Note") to JT Storage for $1,000,000. The Note shall be secured by a pledge of the Shares, in conjunction with which Purchaser shall execute a Stock Pledge Agreement (the "Pledge Agreement") attached hereto as Exhibit B. The Note and Pledge Agreement, Joint Escrow Instructions attached hereto as Exhibit C (the "Escrow Instructions"), and two copies of a Stock Assignment Separate from Certificate (the "Stock Assignment") attached hereto as Exhibit D shall be delivered to JT Storage on the Effective Date.

         2. VESTING. The Shares purchased pursuant to Section 1 hereof will vest over a five-year period from February 21, 1996 (the "Vesting Commencement Date"), with 1,000,000 Shares vesting in one lump sum on February 21, 2001. Notwithstanding the foregoing, in the event that the merger of Atari Corporation with and into JT Storage (the "Merger") closes, the





                                       1.

Shares purchased pursuant to Section 1 hereof will vest over a four-year period from the Vesting Commencement Date, with 125,000 Shares vesting in one lump sum on August 21, 1996 and with the balance vesting in 42 successive monthly installments of 20,833-1/3 Shares each commencing September 21, 1996 and thereafter on the twenty-first day of each successive month through and until February 21, 2000. JT Storage's repurchase option as described in Section 4 hereof shall be limited to those Shares which have not so vested (herein referred to as "Unvested Shares") in accordance with this Section 2 at the time of termination of the Purchaser's employment with JT Storage. Accordingly, such repurchase right shall not apply to any Shares which have vested (herein referred to as "Vested Shares") as of the time of termination of Purchaser's employment with JT Storage.

         3. RESTRICTION ON TRANSFER OF THE UNVESTED SHARES. Except as otherwise specifically provided herein, Purchaser may not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any of the Unvested Shares, or any right or interest therein. Any purported sale, transfer (including involuntary transfers initiated by operation of legal process), hypothecation or disposition of any of the Unvested Shares or any right or interest therein, except in strict compliance with the terms and conditions of this Agreement, shall be null and void. Vested Shares not required to remain pledged with JT Storage pursuant to the Pledge Agreement shall not be subject to the restrictions on transfer set forth in this Section 3.

         4.      REPURCHASE OPTION UPON TERMINATION.

                 (a) JT STORAGE'S REPURCHASE OPTION. In the event that Purchaser's employment by JT Storage terminates for any reason (including, without limitation, death, disability, retirement, voluntary or involuntary resignation or dismissal, with or without cause) prior to the fifth anniversary of the Vesting Commencement Date, JT Storage or its nominee(s) shall have the right and option (the "Repurchase Option") to purchase from Purchaser all or any portion of the Unvested Shares for a period of 60 days after the date of such termination (the "Termination Date"). The amount of Unvested Shares shall be determined as of the Termination Date.

                 (b) REPURCHASE PRICE UNDER REPURCHASE OPTION. The purchase price for each Share to be purchased pursuant to the Repurchase Option (the "Repurchase Price") shall be $1.00 per Share. The Company may apply unpaid amounts owing under the Note against the Repurchase Price.

                 (c) EXERCISE OF REPURCHASE OPTION. The Repurchase Option shall be exercised by JT Storage or its nominee(s) by delivery, within the 60-day period specified in Section 4(a) above, to Purchaser of (i) a written notice specifying the number of Shares to be purchased and (ii) a check in the amount of the Repurchase Price, calculated as provided in this Section 4, for all Shares to be purchased.





                                       2.

         5. DIVIDENDS, SPLITS AND CERTAIN REORGANIZATIONS. If, from time to time during the term of this Agreement:

                 (a) There is any stock dividend or liquidating dividend of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of JT Storage; or

                 (b) There is any consolidation, merger or sale of all, or substantially all, of the assets of JT Storage;

then, in such event, any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser's ownership of Shares shall be immediately subject to this Agreement and be included in the word "Shares" (as either Vested Shares or Unvested Shares, as appropriate) for all purposes with the same force and effect as the Shares presently subject to this Agreement. All such securities or other property so included in the word "Shares" shall be delivered to the Escrow Agent (as hereinafter defined) and held pursuant to the Escrow Instructions in accordance with Section 7 hereof. While the total Repurchase Price pursuant to the Repurchase Option shall remain the same after each such event, the Repurchase Price per Share upon exercise of the Repurchase Option shall be appropriately adjusted, as necessary.

         6. CHANGE OF CONTROL. Notwithstanding the foregoing provisions of Section 2 of this Agreement, in the event there occurs a Change of Control (as defined below) and within three (3) years thereafter any one or more of the following events occurs:

                 (a) JT Storage terminates Purchaser's employment with JT Storage, other than by reason of Purchaser's willful failure to discharge his duties of employment to JT Storage; or

                 (b) Purchaser is assigned a different employment position with JT Storage involving a significant reduction in responsibility, stature or compensation compared to Purchaser's position immediately preceding such Change of Control; or

                 (c) Purchaser's continuation of employment with JT Storage is conditioned on Purchaser's place of principal employment being relocated by more than fifty (50) miles from such place of principal employment immediately preceding such Change of Control;

then, in any such event, any Unvested Shares shall automatically become Vested Shares and JT Storage's repurchase right with respect thereto shall accordingly terminate. For purposes of this paragraph, "Change of Control" shall mean either of the following events:

                          (i)     Any "person" (as that term is defined in
Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under such Act), directly or indirectly, of securities of JT Storage


                                       3.

representing more than 50% of the total voting power represented by the then outstanding voting securities of JT Storage; provided, however, that the foregoing shall not apply with respect to any such "person" (excluding Atari Corporation) who, at the date of this Agreement, is such "beneficial owner" of securities of JT Storage representing at least 20% of the total voting power represented by the presently outstanding voting securities of JT Storage; or

                          (ii)    The stockholders of JT Storage shall approve
a merger or consolidation of JT Storage with any other corporation other than a merger or consolidation which would result in the voting securities of JT Storage outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of JT Storage or such surviving entity outstanding immediately after such merger or consolidation, as applicable, or the stockholders of JT Storage approve a plan of complete liquidation of JT Storage or an agreement for the sale or disposition by JT Storage of all or substantially all of the assets of JT Storage.

         Notwithstanding the foregoing, the Merger shall not constitute a Change of Control for purposes of this Section 6.

         7. LIMITATION ON PAYMENTS. In the event that the automatic vesting of all Unvested Shares provided for under Section 6 of this Agreement
(i) constitutes a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this
Section 7 would be subject to the excise tax imposed by Section 4999 of the Code, then the Unvested Shares shall become automatically vested either:

                 (a)      as to all of the Unvested Shares, or

                 (b) such lesser number of Unvested Shares which would result in no portion of value of such acceleration being subject to excise tax under Section 4999 of the Code,

whichever of the foregoing, taking into account the applicable federal, state, and local employment taxes, income taxes, and the excise tax imposed by Section 4999 of the Code, results in the receipt by the Purchaser, on an after-tax basis, of the greatest benefit of such acceleration, notwithstanding that the value of all or some portion of such benefit may be taxable under Section 4999 of the Code.

                 All determinations required to be made under this Section 7 shall be made in writing by JT Storage's independent public accountants (the "Accounting Firm"). JT Storage shall cause the Accounting Firm to provide detailed supporting calculations of its determinations to the Purchaser. Notice must be given to the Accounting Firm within fifteen (15) business days after an event causing automatic vesting of Unvested Shares under Section 6 of this Agreement. All fees and expenses of the Accounting Firm shall be borne solely by JT Storage. The Accounting Firm's determinations must be made with substantial authority (within the meaning of Section 6662 of the Code).



                                       4.

         8. ESCROW. In the event the Note is repaid prior to the termination of the Repurchase Option and the certificates representing Unvested Shares are released pursuant to the Pledge Agreement, as security for the faithful performance of the terms of this Agreement and to insure the availability for delivery of the Unvested Shares upon exercise of the Repurchase Option herein provided for, Purchaser agrees to deliver to, and deposit with, the Secretary of JT Storage, or such other person designated by JT Storage (the "Escrow Agent"), as the Escrow Agent in this transaction, two copies of the Stock Assignment duly endorsed (with date and number of shares blank), together with the certificate or certificates evidencing the Unvested Shares. Said documents are to held by the Escrow Agent and delivered by the Escrow Agent pursuant to the Escrow Instructions.

         9. PERMITTED TRANSFERS. Purchaser may, at any time or times, transfer any or all of the Unvested Shares only: (a) inter vivos to Purchaser's spouse or issue, or to a trust for their benefit, (b) upon Purchaser's death, to any person in accordance with the laws of descent and/or testamentary distribution (such persons described in clauses (a) and (b) hereof are collectively referred to herein as "Permitted Transferee"), provided, however, that such Unvested Shares shall not be transferred until the Permitted Transferee executes a valid undertaking to JT Storage to the effect that the Unvested Shares so transferred shall thereafter remain subject to all of the provisions of this Agreement (including the Repurchase Option in the event Purchaser's employment with JT Storage is terminated for any reason prior to the fifth anniversary of the Vesting Commencement Date) as though the Permitted Transferee were a party to this Agreement, bound in every respect in the same way as Purchaser. Vested Shares not required to remain pledged with JT Storage pursuant to the Pledge Agreement shall not be subject to the restrictions on transfer set forth in this Section 9.

         10. RIGHTS AS SHAREHOLDER. Subject to compliance with the provisions of this Agreement and of the Pledge Agreement, Purchaser shall exercise all rights and privileges of the registered holder of the Shares while they are held by JT Storage pursuant to the Pledge Agreement or the Escrow Instructions, and shall be entitled to receive any dividend or other distribution thereof; provided, however, that any dividends or distributions with respect to the Shares in the form of shares of capital stock of JT Storage (whether by way of stock dividend, stock split or recapitalization) shall be subject to this Agreement, the Pledge Agreement and the Escrow Instructions.

         11. INVESTMENT REPRESENTATIONS. Purchaser represents and warrants to JT Storage as follows:

                 (a) PURCHASER'S OWN ACCOUNT. Purchaser is acquiring the Shares for Purchaser's own account and not with a view to or for sale in connection with any distribution of the Shares.



                                       5.

                 (b) ACCESS TO INFORMATION. Purchaser (i) is familiar with the business of JT Storage, (ii) has had an opportunity to discuss with representatives of JT Storage the condition of any prospects for the continued operation and financing of JT Storage and such other matters as Purchaser has deemed appropriate in considering whether to invest in the Shares and (iii) has been provided access to all available information about JT Storage requested by Purchaser.

                 (c) SHARES NOT REGISTERED. Purchaser understands that the Shares have not been registered under the Act or registered or qualified under the securities laws of any state and that Purchaser may not sell or otherwise transfer the Shares unless they are subsequently registered under the Act and registered or qualified under applicable state securities laws, or unless an exemption is available which permits sale or other transfer without such registration and qualification.

         12. UNDERWRITERS' LOCK-UP. The Purchaser agrees that, in connection with any underwritten offering of Common Stock of JT Storage pursuant to a registration statement under the Securities Act of 1933, the Purchaser shall withhold from the market any or all of the Shares for a period, not to exceed one hundred and eighty (180) days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

         13. NO CONTRACT OF EMPLOYMENT. Purchaser acknowledges and agrees that this Agreement shall not be construed to give Purchaser any right to be retained in the employ of JT Storage, and that the right and power of JT Storage to dismiss or discharge Purchaser (with or without cause) is strictly reserved.

         14.     MISCELLANEOUS.

                 (a) LEGENDS ON CERTIFICATES. Any and all certificates now or hereafter issued evidencing the Shares shall have endorsed upon them a legend substantially as follows:

         "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS UPON TRANSFER AND A PURCHASE OPTION IN FAVOR OF THE ISSUER AND May NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THAT CERTAIN RESTRICTED STOCK PURCHASE AGREEMENT DATED AS OF MARCH 6, 1996 BY AND BETWEEN JT STORAGE, INC., A DELAWARE CORPORATION, AND DAVID T. MITCHELL, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF JT STORAGE."

Such certificates shall also bear such legends and shall be subject to such restrictions on transfer as may be necessary to comply with all applicable federal and state securities laws and regulations.


                                       6.

                 (b) FURTHER ASSURANCES. Each party hereto agrees to perform any further acts and execute and deliver any document which may be reasonably necessary to carry out the intent of this Agreement.

                 (c) BINDING AGREEMENT. This Agreement shall bind and inure to the benefit of the successors and assigns of JT Storage and the personal representatives, heirs and legatees of Purchaser.

                 (d) OTHER RESTRICTIONS ON TRANSFERS. The restrictions on transfer set forth in this Agreement are in addition to any and all restrictions imposed pursuant to any applicable state or federal law or regulation.

                 (e) NOTICES. Any notice required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given upon personal delivery or, if mailed, upon the expiration of 48 hours after mailing by any form of United States mail requiring a return receipt, addressed
(i) to Purchaser at the address set forth on the signature page hereof and (ii) to JT Storage, Inc. at 166 Baypointe Parkway, San Jose, California 95134. A party may change address by giving written notice to the other parties setting forth the new address for the giving of notices pursuant to this Agreement.

                 (f) AMENDMENTS. This Agreement may be amended only by the written agreement and consent of the parties hereof.

                 (g) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to the conflicts of laws rules thereof.

                 (h) DISPUTES. In the event of any dispute among the parties arising out of this Agreement, the prevailing party shall be entitled to recover from the nonprevailing party the reasonable expenses of the prevailing party, including, without limitation, reasonable attorneys' fees.

                 (i) ENTIRE AGREEMENT. This Agreement, including the agreements referred to herein, constitutes the entire agreement and understanding among the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, relating thereto.

                 (j) HEADINGS. Introductory headings at the beginning of each section of this Agreement are solely for the convenience of the parties and shall not be deemed to be a limitation upon, or description of, the contents of any such section.



                                       7.

                 (k) COUNTERPARTS. This Agreement may be executed in counterparts, both of which, when taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF,the parties hereto have duly executed this Agreement as of the day and year first above written.

JT STORAGE:

JT STORAGE, INC.,
a Delaware corporation



By:  /s/ W. Virginia Walker
- -----------------------------------------
         W. Virginia Walker
         Executive Vice President,
         Finance and Administration,
         Chief Financial Officer


PURCHASER:



/s/ D. T. Mitchell
- -----------------------------------------
David T. Mitchell

Address:         c/o JT Storage, Inc.
                 166 Baypointe Parkway
                 San Jose, CA  95134





                                       8.

                                   EXHIBIT A

                            SECURED PROMISSORY NOTE

$1,000,000                                                       March 6, 1996

         FOR VALUE RECEIVED,the undersigned ("Borrower") hereby promises to pay to JT Storage, Inc., a Delaware corporation ("Payee"), the principal sum of One Million Dollars ($1,000,000), together with interest at 5.45% per annum, compounded annually, on the unpaid balance of such principal amount from the date hereof. Principal payments of $250,000 plus all accrued interest hereon shall be paid in four installments on each of the first four anniversary dates hereof.

         Payments of principal and interest on this Secured Promissory Note (this "Promissory Note") shall be made in legal tender of the United States of America and shall be made at the office of Payee at 166 Baypointe Parkway, San Jose, California 95134 or at such other place as Payee shall have designated in writing to Borrower. If the date set for any payment on this Promissory Note is a Saturday, Sunday or legal holiday, then such payment shall be due on the next succeeding business day.

         As of the date hereof, Borrower has purchased 1,000,000 shares (the "Shares") of the common stock of Payee, pursuant to the terms of that certain Restricted Stock Purchase Agreement dated as of March 6, 1996 by and between Borrower and Payee. This Promissory Note shall be secured by the Shares as provided in that certain Stock Pledge Agreement (the "Pledge Agreement") of even date herewith by and between Payee and Borrower.

         The principal of, and accrued interest on, this Promissory Note may be prepaid at any time, in whole or in part, without premium or penalty.

         In the event Borrower shall (i) fail to make complete payment of any installment of principal or accrued interest when due under this Promissory Note or (ii) commit a breach of, or default under, the Pledge Agreement, Payee may accelerate this Promissory Note and declare the entire unpaid principal amount of this Promissory Note and all accrued and unpaid interest thereon to be immediately due and payable and, thereupon, the unpaid principal amount and all such accrued and unpaid interest shall become and be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor or other notices or demands of any kind (all of which are hereby expressly waived by Borrower). The failure of Payee to accelerate this Promissory Note shall not constitute a waiver of any of Payee's rights under this Promissory Note as long as Borrower's default under this Promissory Note or breach of or default under the Pledge Agreement continues.

         The provisions of this Promissory Note shall be governed by, and construed in accordance with, the laws of the State of California without regard to the conflicts of law rules thereof. In the event that Payee is required to take any action to collect or otherwise enforce





                                       1.

payment of this Promissory Note, Borrower agrees to pay such attorneys' fees and court costs as Payee may incur as a result thereof, whether or not suit is commenced.

         IN WITNESS WHEREOF,this Promissory Note has been duly executed and delivered by Borrower on the date first above written.

                                     BORROWER

                                     /s/ D. T. Mitchell
                                     ----------------------------------------
                                     David T. Mitchell





                                       2.

                                   EXHIBIT B

                             STOCK PLEDGE AGREEMENT


         THIS STOCK PLEDGE AGREEMENT (this "Pledge Agreement") is made as of March 6, 1996 by and between DAVID T. MITCHELL, as pledgor ("Pledgor"), and JT STORAGE, INC., a Delaware corporation, as pledgee ("Pledgee"), with reference to the following:

                                    RECITALS

         A. Pursuant to that certain Restricted Stock Purchase Agreement (the "Purchase Agreement") of even date herewith, by and between Pledgor and Pledge, Pledgor has agreed to purchase 1,000,000 shares (the "Shares") of the common stock of Pledgee.

         B. Pursuant to the terms of that certain Secured Promissory Note in the original principal amount of $1,000,000 (the "Note") of even date herewith delivered by Pledgor to Pledgee, Pledgor has agreed to make payments of principal and interest to Pledgee as provided in the Note.

         C. Pursuant to the terms of the Note, Pledgor shall execute this Pledge Agreement to assure compliance with the terms and conditions of the Note.

         D. In order to induce Pledgee to make the loan evidenced by the Note, Pledgor desires to have the Shares held subject to this Pledge Agreement.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and conditions contained herein, the parties hereto agree as follows:

         1. GRANT OF SECURITY INTEREST. Pledgor hereby grants to Pledgee a security interest in the Shares, pledges and hypothecates the Shares to Pledgee, and deposits the certificates evidencing the Shares (the "Certificates") with Pledgee as collateral security for the payment by Pledgor of the Note and the full, faithful and timely performance by Pledgor of all of its other obligations under the Note and this Pledge Agreement. The Certificates, together with a stock assignment duly executed in blank with signatures appropriately guaranteed or witnessed, are being retained by Pledgee, as the pledgeholder for the Shares. Notwithstanding the foregoing, the Pledgee shall, from time to time at the request of the Pledgor, cause to be delivered to the Pledgor one or more certificates which, together with all other such certificates theretofore delivered pursuant to this sentence, evidences that portion of the Shares which is equal to the portion of the full purchase price for all of the Shares then actually paid to the





                                       1.

Pledgee by the Pledgor (i.e., the portion determined by adding the cash payment amount set forth in Section 1 of the Purchase Agreement to all principal payments on the Note which have theretofore been made by the Pledgor at the time of such request), subject in all cases to the provisions of Section 7 of the Purchase Agreement requiring the continued escrow of Unvested Shares.

         2. REPRESENTATIONS AND WARRANTIES OF PLEDGOR. Pledgor represents and warrants to Pledgee that the Shares are free and clear of all claims, mortgages, pledges, liens and other encumbrances of any nature whatsoever, except any restriction upon sale and distribution imposed by the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws, and by the Subscription Agreement.

         3. VOTING OF SHARES IN THE ABSENCE OF DEFAULT. So long as there shall exist no Event of Default as provided in Section 9 hereof, Pledgor shall be entitled to exercise, as Pledgor deems proper but in a manner not inconsistent with the terms hereof, Pledgor's rights to voting power with respect to the Shares. Pledgor shall not be entitled to vote the Shares at any time that there exists an Event of Default as provided in Section 9 hereof.

         4. DIVIDENDS AND OTHER DISTRIBUTIONS. So long as there shall exist no Event of Default as provided in Section 9 hereof, Pledgor shall be entitled to receive any dividend or other distribution with respect to the Shares except as provided in Section 5 of this Pledge Agreement. If there exists an Event of Default, such dividend or distribution shall be delivered to Pledgee to be held as additional collateral security under this Pledge Agreement.

         5. STOCK DIVIDENDS. In the event of any distribution in shares of capital stock of Pledgee (whether by way of stock dividend, stock split, recapitalization or otherwise) with respect to the Shares, the shares to be distributed to Pledgor shall be delivered to Pledgee, together with an appropriately executed stock certificate and an appropriately executed stock power, to be held as additional collateral security under this Pledge Agreement.

         6. PLEDGEE'S DUTIES. So long as Pledgee exercises reasonable care with respect to the Shares in its possession, Pledgee shall have no liability for any loss or damage to such Shares, and in no event shall Pledgee have liability for any diminution in value of the Shares occasioned by economic or market conditions or events. Pledgee shall be deemed to have exercised reasonable care within the meaning of the preceding sentence if the Shares in its possession are accorded treatment substantially equal to that which Pledgee accords its own property, it being understood that Pledgee shall not have any responsibility under this Pledge Agreement for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to the Shares, whether or not Pledgee has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any person or entity with respect to the Shares.





                                       2.

         7. SALE OF COLLATERAL. Upon the occurrence of any Event of Default as provided in Section 9 hereof, Pledgee shall have all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of California at that time and also may, without notice, except as specified below, at its option sell, resell, assign, transfer and deliver all or any part of the Shares, for cash or on credit for future delivery. Upon such sale, Pledgee, unless prohibited by a provision of any applicable statute, may purchase all or any part of the Shares being sold, free from, and discharged of, all trusts, claims, rights of redemption and equities of Pledgor. If the proceeds of any sale of the Shares shall be insufficient to pay all amounts due under the Note, including collection costs and expenses of sale, Pledgor shall remain obligated and liable for any deficiency with respect thereto. If, at any time when Pledgee shall determine to exercise its rights to sell all or any part of the Shares pursuant to this Section 7, such Shares, or the part thereof to be sold, shall not be effectively registered under the Act as then in effect or any similar statute then in force, subject to the provisions of Section 8 hereof, Pledgee, in its sole and absolute discretion, is hereby expressly authorized to sell such Shares, or any part thereof, by private sale in such manner and under such circumstances as Pledgee may deem necessary or advisable in order that such sale may be effected legally without such registration. Without limiting the generality of the foregoing, Pledgee, in its sole and absolute discretion, may approach and negotiate with a restricted number of potential purchasers to effect such sale or restrict such sale to a purchaser or purchasers who will represent and agree that such purchaser or purchasers are purchasing for its or their own account, for investment only, and not with a view to the distribution or sale of such Shares or any part thereof. Any such sale shall be deemed to be a sale made in a commercially reasonable manner within the meaning of the California Uniform commercial Code, and Pledgor hereby consents and agrees that Pledgee shall incur no responsibility or liability for selling all or any part of the Shares at a price which is not unreasonably low, notwithstanding the possibility that a substantially higher price might be realized if the sale were public.
Pledgee shall not be obligated to make any sale of the Shares regardless of notice of sale having been given. Pledgee may adjourn any-public or private sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was so adjourned.

         8. REDEMPTION OF COLLATERAL. Notwithstanding any other provision of this Pledge Agreement, upon the occurrence of an Event of Default as provided in Section 9 hereof, Pledgee shall give Pledgor written notice of the time and place of any public sale or of the time on or after which any private sale or other disposition is to be made at least ten days before the date fixed for any public sale or the day on or after which any private sale or other disposition is to be made. Pledgor agrees that, to the extent notice of sale shall be required by law, such ten days' notice shall constitute reasonable notification. This notice shall also specify the aggregate outstanding monetary obligations of Pledgor to Pledgee at the date of such notice (the "Total Obligation"). At any time during such ten-day period, Pledgor shall have the right to redeem the Shares by the payment by certified or bank cashier's check of an amount equal to the Total Obligation.





                                       3.

         9. EVENTS OF DEFAULT. At the option of Pledgee, the principal balance of the Note and all accrued and unpaid interest thereon, and all other obligations of Pledgor to Pledgee thereunder and hereunder, shall become and be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor or other notices or demands of any kind (all of which are hereby expressly waived by Pledgor), upon the occurrence of any of the events set out below ("Events of Default"):

                 (a) Pledgor shall fail to make complete payment or prepayment of principal or interest when due in accordance with the terms of the Note; or

                 (b) Pledgor shall commit a breach or default of any of his obligations under this Pledge Agreement.

         10. TERMINATION. This Pledge Agreement shall terminate upon the payment in full of the principal amount and all accrued interest thereon under the Note. Upon termination of this Pledge Agreement, Pledgor shall be entitled to the return of the Certificates and any other collateral security then held by Pledgee pursuant to Section 4 or Section 5 of this Pledge Agreement.

         11. CUMULATION OF REMEDIES; WAIVER OF RIGHTS. The remedies provided herein in favor of Pledgee shall not be deemed exclusive but shall be cumulative and shall be in addition to all of the remedies in favor of Pledgee existing at law or in equity. Nothing in this Pledge Agreement shall require Pledgee to proceed against or exhaust its remedies against the Shares before proceeding against Pledgor or executing against any other security or collateral securing performance of Pledgor's obligations to Pledgee under the Note or this Pledge Agreement. No delay on the part of Pledgee in exercising any of its options, powers or rights, or the partial or single exercise thereof, shall constitute a waiver thereof.

         12. EXECUTION OF ENDORSEMENTS, ASSIGNMENTS, ETC. Upon the occurrence of an Event of Default as provided in Section 9 hereof, Pledgee shall have the right for and in the name, place and stead of Pledgor to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Shares and any other shares of the capital stock of Pledgee or other property which is held by Pledgee as collateral security pursuant to Section 4 or Section 5 of this Pledge Agreement.

         13.     MISCELLANEOUS.

                 (a) FURTHER DOCUMENTS. Pledgor agrees to execute, acknowledge and deliver any documents or instruments which Pledgee may request in order to better evidence or effectuate this Pledge Agreement and the transactions contemplated hereby.





                                       4.

                 (b) BINDING AGREEMENT. This Pledge Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, assigns, personal representatives, heirs and legatees. Notwithstanding the foregoing, Pledgor may not assign any of his rights or delegate any of his duties hereunder without the prior written consent of Pledgee. The parties hereto acknowledge that Pledgee shall have the right to assign, with absolute discretion, any or all of its rights and obligations under this Pledge Agreement to any bank(s) or lending institution(s) as collateral security.

                 (c) NOTICE. Any notice required or permitted to be given pursuant to this Pledge Agreement shall be in writing and shall be deemed given upon personal delivery, or if mailed, upon the expiration of 48 hours after mailing by any form of United States mail requiring a return receipt, addressed
(i) to Pledgor, at the address set forth on the signature page hereof and (ii) to Pledgee at 166 Baypointe Parkway, San Jose, California 95134. A party may change its address by giving written notice to the other party setting forth the new address for the giving of notices pursuant to this Pledge Agreement.

                 (d) AMENDMENTS. This Pledge Agreement may be amended only by-the written agreement and consent of the parties hereto.

                 (e) GOVERNING LAW. This Pledge Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without regard to the conflicts of laws rules thereof.

                 (f) DISPUTES. In the event of any dispute between the parties arising out of this Pledge Agreement, the prevailing party shall be entitled to receive from the nonprevailing party the reasonable expenses of the prevailing party including, without limitation, reasonable attorneys' fees.

                 (g) ENTIRE AGREEMENT. This Pledge Agreement, including the agreements referred to herein, constitutes the entire agreement and understanding among the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, relating thereto.



                                       5.

                 (h) HEADINGS. Introductory headings at the beginning of each section of this Pledge Agreement are solely for the convenience of the parties and shall not be deemed to be a limitation upon, or description of, the contents of any such section and shall not affect the meanings or construction of the terms and provisions of this Pledge Agreement.

         IN WITNESS WHEREOF,the parties hereto have duly executed this Pledge Agreement as of the day and year first above written.

                                 PLEDGOR:




                                 /s/ D. T. Mitchell
                                 ---------------------------------------------
                                 David T. Mitchell
                                 Address:     c/o JT Storage, Inc.
                                              166 Baypointe Parkway
                                              San Jose, CA  95134


                                  PLEDGEE:

                                  JT Storage, Inc.
                                  a Delaware corporation



                                  By:  /s/ W. Virginia Walker
                                      ----------------------------------------
                                           W. Virginia Walker
                                           Executive Vice President,
                                           Finance and Administration
                                           and Chief Financial Officer
                                           166 Baypointe Parkway
                                           San Jose, California  95134





                                       6.

                                   EXHIBIT C

                           JOINT ESCROW INSTRUCTIONS



Secretary                                                        March 6, 1996
JT Storage, Inc.
166 Baypointe Parkway
San Jose, California 95134

Dear Sir or Madame:

         As Escrow Agent for both JT Storage, Inc., a Delaware corporation ("Corporation"), and the undersigned purchaser of stock of the Corporation ("Purchaser"), you are hereby authorized and directed to hold the documents, including stock certificates and stock assignments, delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement (the "Agreement"), dated as of even date, to which a copy of these Joint Escrow Instructions is attached as Exhibit C, in accordance with the following instructions:

         1. In the event the Corporation and/or any nominee or assignee of the Corporation (referred to collectively for convenience herein as the "Corporation") exercises the Repurchase Option set forth in the Agreement, the Corporation shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Corporation. Purchaser and the Corporation hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

         2. At the closing, you are directed to (a) date the stock assignments necessary for the transfer in question, (b) fill in the number of shares being transferred and (c) deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Corporation against the simultaneous delivery to you of the purchase price (by check) for the number of shares of stock being purchased pursuant to the exercise of the Repurchase Option.

         3. Purchaser irrevocably authorizes the Corporation to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as his or her attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a shareholder of the Corporation while the shares of stock are held by you.





                                       1.

         4. From time to time upon written request of the Purchaser you will deliver to Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Corporation's Repurchase Option and are not required to remain pledged with JT Storage pursuant to the Pledge Agreement. Within 30 days after the expiration of the 60-day period referred to in paragraph 3 of the Agreement, you will deliver to Purchaser a certificate or certificates representing the aggregate number of shares sold and issued pursuant to the Agreement and not purchased by the Corporation or its assignees pursuant to exercise of the Repurchase Option.

         5. Notwithstanding the foregoing paragraphs 1, 2, 3 and 4, your duties and obligations as Escrow Agent shall not commence until such time as the certificates representing the shares of stock of the Corporation subject to these instructions pursuant to the Agreement together with two duly executed stock assignments separate from certificate are delivered to you. It is also understood and agreed that you may, on behalf of the Corporation, concurrent with your duties hereunder, hold such certificates and stock assignments as collateral for Purchaser's obligations pursuant to a Secured Promissory Note of even date herewith in the aggregate principal amount of $1,000,000.

         6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

         7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

         8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding-any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

         10. You shall not be liable for the outlawing of any rights under the statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.





                                       2.

         11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary to advise you properly in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Corporation shall be obligated to reimburse you for your expenses in this connection.

         12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Corporation or if you shall resign by written notice to each party. In the event of any such termination, the Corporation shall appoint a successor Escrow Agent.

         13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

         14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the shares of stock held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said shares until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of arbitrators or of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

         15. Any notice required or permitted to be given hereunder shall be in writing and shall be deemed given upon personal delivery, if mailed, or upon the expiration of 48 hours after mailing by any form of United States mail requiring a return receipt, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

         CORPORATION:     JT Storage, Inc.
                          166 Baypointe Parkway
                          San Jose, California  95134

         PURCHASER:       David T. Mitchell
                          Address:         c/o JT Storage, Inc.
                                           166 Baypointe Parkway
                                           San Jose, CA  95134

         ESCROW AGENT:    Secretary of JT Storage
                          166 Baypointe Parkway
                          San Jose, California  95134

         16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.





                                       3.

         17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

                                      Very truly yours,

                                      JT STORAGE, INC.,
                                      a Delaware corporation


                                      By:  /s/ W. Virginia Walker
                                          ------------------------------------
                                               W. Virginia Walker
                                               Executive Vice President,
                                               Finance and Administration and
                                               Chief Executive Officer


                                       PURCHASER:



                                        /s/ D. T. Mitchell
                                        ----------------------------------------
                                        David T. Mitchell

ESCROW AGENT:



/s/ W. Virginia Walker
- -------------------------------
W. Virginia Walker, Secretary





                                       4.

                                   EXHIBIT D

                      ASSIGNMENT SEPARATE FROM CERTIFICATE


         FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Purchase Agreement and Stock Pledge Agreement, each dated as of March 6, 1996 by and between JT STORAGE, INC., a Delaware corporation (the "Corporation"), and the undersigned, DAVID T. MITCHELL hereby sells, assigns and transfers unto (_________________________) Shares of the common stock of the Corporation standing in the undersigned's name on the books of the Corporation represented by Certificate No. ______ herewith, and does hereby irrevocably constitute and appoint ____________________ attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.


Dated: ___________________ [do not date]



                                           /s/  D.T. Mitchell
                                           ____________________________________
                                           David T. Mitchell